UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2007

Zhongpin Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	333-112111 (Commission File Number)	54-2100419 (IRS Employer Identification No.)

21 Changshe Road, Changge City, Henan Province People’s Republic of China (Address of principal executive offices)		(Zip Code)

011 86 374-6216633
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 4, 2007, our board of directors approved by unanimous written consent an amendment to our bylaws (the “Bylaws”) to permit shares of our stock to be issued in uncertificated as well as certificated form. The amendment allows our stock to be eligible for participation in the Direct Registration System, as required by NASDAQ Rule 4350(l). The Direct Registration System allows shareholders to hold shares without the issuance of physical certificates and allows shares to be transferred between a transfer agent and a broker electronically without the need to transfer physical certificates.

A copy of our amended and restated Bylaws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

SECTION 8 - OTHER EVENTS

Item 8.01.    Other Events.

We recently converted our pork processing facility at Henan Zhongpin Industrial Co., Ltd. in Yanling, Henan Province (the “Yanling Facility”) from pork production to the production of fruits and vegetables. The Yanling Facility’s pork processing capacity prior to the conversion was more than 28,000 metric tons per year and is expected to be approximately 10,000 metric tons of fruits and vegetables per year following the conversion.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits. The following exhibit is furnished herewith:

Exhibit No.    Document

3.2        Amended and Restated Bylaws of Zhongpin Inc., dated as of September 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZHONGPIN INC. (Registrant)

By:	/s/ Xianfu Zhu
Name: Xianfu Zhu
Title: Chief Executive Officer

Dated: September 14, 2007

EXHIBIT INDEX

Exhibit No.    Document
3.2         Amended and Restated Bylaws of Zhongpin Inc., dated as of September 4, 2007.